Exhibit 32.1
CERTIFICATIONS PURSUANT TO 18 U.S.C. §1350,
AS ADOPTED PURSUANT TO §906
OF THE SARBANES-OXLEY ACT OF 2002

In connection with the filing of the Quarterly Report on Form 10-Q of Alon USA Partners, LP, a Delaware limited partnership (the “Partnership”), for the period ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of Alon USA Partners GP, LLC, the general partner of the Partnership, certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that, to such officer's knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership as of the dates and for the periods expressed in the Report.

Date:	November 9, 2017	By:	/s/ Frederec Green
Frederec Green
Executive Vice President and Chief Executive Officer of Alon USA Partners GP, LLC
(the general partner of Alon USA Partners, LP)

Date:	November 9, 2017	By:	/s/ Kevin Kremke
Kevin Kremke
Executive Vice President, Chief Financial Officer and Secretary of Alon USA Partners GP, LLC
(the general partner of Alon USA Partners, LP)